UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2023
EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)
(240) 631-3200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 15, 2023, Emergent BioSolutions Inc. (“Emergent”), through its wholly owned subsidiaries Emergent International Inc. and Emergent Travel Health Inc. (collectively the “Company”) entered into a Purchase and Sale Agreement (the “Definitive Agreement”) with Bavarian Nordic (“Bavarian”) for the sale of the Company’s travel health business (the “Business”), including rights to Vivotif®, the licensed typhoid vaccine, Vaxchora®, the licensed cholera vaccine, the development-stage chikungunya vaccine candidate CHIKV VLP, the Company’s manufacturing site in Bern, Switzerland and certain of its development facilities in San Diego, California (collectively, the “Business Sale”). Approximately 280 current Company employees are expected to join Bavarian with the Business Sale transaction. Under the Definitive Agreement, Bavarian will pay a cash purchase price of $270 million at closing, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses of the business at closing, milestone payments of up to $80 million related to the development of CHIKV VLP and receipt of marketing approval and authorization in the US and Europe, and earnout payments of up to $30 million based on aggregate net sales of Vaxchora and Vivotif in calendar year 2026. All necessary approvals for the Business Sale have been obtained by Emergent and Bavarian Nordic.
The completion of the Business Sale is subject to certain customary closing conditions, including (1) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) receipt of required clearances and approvals under Spain’s competition laws, (3) receipt of certain Swiss real property approvals, (4) no material adverse effect having occurred with respect to the Business, and (5) certain other customary conditions. There is no financing condition to the closing of the Business Sale.
The Company and Bavarian have made customary representations, warranties, and covenants in the Definitive Agreement. The Definitive Agreement also contains certain termination rights for the Company and Bavarian. Upon any termination of the Definitive Agreement, the Definitive Agreement will become void and have no effect, except that certain specified obligations of the Company and Bavarian will survive, including obligations concerning confidentiality and public announcements.
The Definitive Agreement also contemplates that at closing the Company and Bavarian will enter into a transition services agreement (the “Transition Services Agreement”). Under the Transition Services Agreement, and to ensure the orderly transition of the Business to Bavarian and to facilitate the Company’s uninterrupted operation of its remaining businesses through closing, the Company will provide to Bavarian certain transition services and Bavarian will provide certain transition services to the Company.
Credit Agreement Amendment
On February 14, 2023, the Company entered into a Consent, Limited Waiver, and Third Amendment to the Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain lenders party thereto. The Credit Agreement Amendment amends the Amended and Restated Credit Agreement, dated as of October 15, 2018 (the “Existing Credit Agreement”), among the Company, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent (as previously amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Credit Agreement”) relating to the Company’s senior secured credit facilities consisting of a senior revolving credit facility (the “Revolving Credit Facility”) and senior term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).
Pursuant to the Credit Agreement Amendment the requisite Lenders have consented to the consummation of the Business Sale substantially in accordance with the terms of the Definitive Agreement referenced in the Credit Agreement Amendment. The proceeds from the Business Sale shall be deposited into a cash collateral account with the Administrative Agent and shall, unless otherwise agreed to by the Borrower and the requisite Lenders, be used to repay the outstanding Term Loan Facility on the expiration of the Limited Waiver (as described below).
In addition, pursuant to the Credit Agreement Amendment the requisite Lenders have agreed to a limited waiver (the “Limited Waiver”) of any defaults or events of default that result from (a) any violation of the financial covenants set forth in the Existing Credit Agreement with respect to the fiscal quarters ending December 31, 2022 and March 31, 2023 and (b) any going concern qualification or exception contained in the audited financial statements for the fiscal year ending December 31, 2022. The Limited Waiver expires on the earlier to occur of (i) any other event of default and (ii) April 17, 2023. During the period of the Limited Waiver, the Company is working with lenders under the Existing Credit Agreement in connection with replacing the current credit facility before it matures with revised terms and conditions.
The foregoing descriptions of the terms and conditions of the Definitive Agreement, the Transition Services Agreement, and the Credit Agreement Amendment do not purport to be complete and are qualified in their entireties by reference to the full text of the

Definitive Agreement, the Transition Services Agreement, and the Credit Agreement Amendment, copies of which are expected to be filed as exhibits to Emergent’s next Annual Report on Form 10-K.
Item 7.01 Regulation FD Disclosure.
On February 15, 2023, Emergent issued a press release announcing the entry into the Definitive Agreement. A copy of the release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Emergent BioSolutions Inc. on February 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February15, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer